                                                             EXHIBIT (H) (2) (B)


                          AMENDMENT NUMBER TWENTY-THREE
                          -----------------------------

                                     TO THE

                            FUND ACCOUNTING AGREEMENT



     THIS AMENDMENT NUMBER TWENTY-THREE, dated _______________, to the Fund Accounting Agreement dated May 31, 1997 (the "Agreement") by and between the parties set forth in Schedule A, attached hereto and incorporated by reference and Van Kampen Asset Management, a Delaware statutory trust ("Asset Management").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the following parties, each being an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, wish to become parties to the Agreement:


     Van Kampen Core Growth Fund

     WHEREAS, the original parties desire to add the aforementioned additional entities as a party to the Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out in the Agreement and herein, it is hereby agreed that Schedule A of the Agreement be amended to add the party mentioned above as party to the Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ALL OF THE PARTIES SET FORTH IN SCHEDULE A


By:______________________________
         Stuart N. Schuldt
Chief Financial Officer and Treasurer


VAN KAMPEN ASSET MANAGEMENT

By _____________________________
        Edward C. Wood, III
Managing Director, Chief Operating Officer

                                   SCHEDULE A
                                   ----------




CLOSED END FUNDS
----------------

Van Kampen High Income Trust II
Van Kampen Municipal Trust
Van Kampen Ohio Quality Municipal Trust
Van Kampen Trust For Insured Municipals
Van Kampen Trust For Investment Grade Municipals
Van Kampen Trust For Investment Grade New Jersey Municipals
Van Kampen Trust For Investment Grade New York Municipals
Van Kampen Municipal Opportunity Trust
Van Kampen California Value Municipal Income Trust
Van Kampen Massachusetts Value Municipal Income Trust
Van Kampen Pennsylvania Value Municipal Income Trust
Van Kampen Advantage Municipal Income Trust II
Van Kampen Select Sector Municipal Trust
Van Kampen Dynamic Credit Opportunities Fund
Van Kampen Bond Fund

OPEN END FUNDS
--------------

Van Kampen Comstock Fund
Van Kampen Corporate Bond Fund
Van Kampen Strategic Growth Fund
Van Kampen Enterprise Fund
Van Kampen Equity and Income Fund
Van Kampen Government Securities Fund
Van Kampen Growth and Income Fund
Van Kampen Harbor Fund
Van Kampen High Yield Fund
Van Kampen Exchange Fund


Van Kampen Life Investment Trust
--------------------------------
on behalf of its Series
Mid Cap Growth Portfolio
Comstock Portfolio
Capital Growth Portfolio
Enterprise Portfolio
Government Portfolio
Growth and Income Portfolio
Money Market Portfolio

Van Kampen Limited Duration Fund
Van Kampen Pace Fund
Van Kampen Real Estate Securities Fund
Van Kampen Reserve Fund

Van Kampen Tax-Exempt Trust
---------------------------
on behalf of its Series
Van Kampen High Yield Municipal Fund

Van Kampen Equity Trust II
--------------------------
on behalf of its Series
Van Kampen Technology Fund
Van Kampen Core Growth Fund
Van Kampen International Advantage Fund
Van Kampen American Franchise Fund
Van Kampen International Growth Fund
Van Kampen Equity Premium Income Fund

Van Kampen U.S. Government Trust
--------------------------------
  on behalf of its series
Van Kampen U.S. Mortgage Fund

Van Kampen Tax Free Trust
-------------------------
  on behalf of its series
Van Kampen California Insured Tax Free Fund
Van Kampen Insured Tax Free Income Fund
Van Kampen Intermediate Term Municipal Income Fund
Van Kampen Municipal Income Fund
Van Kampen New York Tax Free Income Fund
Van Kampen Strategic Municipal Income Fund
Van Kampen California Municipal Income Fund**
Van Kampen American Capital Michigan Tax Free Income Fund**

Van Kampen American Capital Missouri Tax Free Income Fund**
Van Kampen American Capital Ohio Tax Free Income Fund**

Van Kampen Trust
----------------
  on behalf of its series
Van Kampen Core Plus Fixed Income Fund
Van Kampen Managed Short Term Income Fund**
Van Kampen Inflation-Linked Fixed Income Fund**

Van Kampen Equity Trust
-----------------------
  on behalf of its series
Van Kampen Aggressive Growth Fund
Van Kampen Asset Allocation Conservative Fund
Van Kampen Asset Allocation Moderate Fund
Van Kampen Asset Allocation Growth Fund
Van Kampen Disciplined Small Cap Value Fund
Van Kampen Core Equity Fund
Van Kampen Global Growth Fund
Van Kampen Leaders Fund
Van Kampen Mid Cap Growth Fund
Van Kampen Select Growth Fund
Van Kampen Small Cap Growth Fund
Van Kampen Small Cap Value Fund
Van Kampen Small Company Growth Fund**
Van Kampen Utility Fund
Van Kampen Value Opportunities Fund

Van Kampen Pennsylvania Tax Free Income Fund
Van Kampen Tax Free Money Fund

Van Kampen Series Fund, Inc.
----------------------------
  on behalf of its series
Van Kampen American Value Fund
Van Kampen Emerging Markets Debt Fund**
Van Kampen Emerging Markets Fund
Van Kampen Equity Growth Fund
Van Kampen Global Equity Allocation Fund
Van Kampen Global Franchise Fund
Van Kampen Global Value Equity Fund
Van Kampen Growth and Income Fund II**

Van Kampen Retirement Strategy Trust
------------------------------------
Van Kampen 2010 Retirement Strategy Fund**
Van Kampen 2015 Retirement Strategy Fund**
Van Kampen 2020 Retirement Strategy Fund**
Van Kampen 2025 Retirement Strategy Fund**
Van Kampen 2030 Retirement Strategy Fund**
Van Kampen 2035 Retirement Strategy Fund**
Van Kampen 2040 Retirement Strategy Fund**
Van Kampen 2045 Retirement Strategy Fund**
Van Kampen 2050 Retirement Strategy Fund**
Van Kampen In Retirement Strategy Fund**



**This Fund has not commenced investment operations as of the date first set forth above.